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EXHIBIT 10.01

                               ASSET PURCHASE AGREEMENT


     This Asset Purchase Agreement (this "AGREEMENT"), dated August 7, 1998, is made between Radius Inc. ("SELLER"), a California corporation doing business at 460 East Middlefield Road, Mountain View, CA 94043, and Korea Data Services (America), Inc. ("BUYER"), a California corporation doing business at 12300 Edison Way, Garden Grove, CA 92841, with reference to the following facts:

     A. Seller is engaged in the business of designing, developing, assembling, marketing and selling PressView and PrecisionView computer monitor and graphics displays (the "Products") under the Radius-Registered Trademark-mark (the "DISPLAY BUSINESS"). (Although Seller does not develop or distribute flat panel devices, for purposes of this Agreement use of the word "Display" includes such devices.) Seller has licensed Buyer's use of such mark, other marks and other intellectual property for use in the Display Business pursuant to a License Agreement dated June 5, 1998, which license has been amended and restated by license agreement of even date (the "Original License").

     B. Buyer desires to buy, and Seller desires to sell to Buyer, certain assets used in the Display Business, including, without limitation, all of Seller's right, title and interest in and to the Radius-Registered Trademark-trademark and related goodwill and certain other intellectual property and other intangible assets of Seller related to the Display Business, on the terms and conditions set forth in this Agreement.

     The parties, therefore, agree as follows:

     1. DEFINITIONS. For purposes of this Agreement, the following terms have the following meanings:

            1.1     "BUYER'S LICENSE" has the meaning set forth in Section 2.5.

            1.2 "CLOSING" means the day upon which the conditions to concluding this Agreement are met and the parties exchange the deliveries specified in Section 2 below.

            1.3     "DISCLOSURE SCHEDULE" means SCHEDULE B to this Agreement.

            1.4 "INTANGIBLE ASSETS" means all rights, title and interest of Seller in and to the trademarks, copyrights, intellectual property and other intangible assets described on SCHEDULE A to this Agreement, including without limitation, all trade and service mark registrations and applications therefor and rights of Seller thereto in any and all jurisdictions worldwide and all goodwill associated therewith. Buyer's License is not included in the Intangible Assets. Seller's "Radius" corporate name is not included in Intangible or Purchased Assets and is subject to the provisions set forth in
Section 9 below.

            1.5 "INTELLECTUAL PROPERTY RIGHTS" means any and all patents, patents pending and other patent rights, copyright rights (including but not limited to rights in audiovisual works), Moral Rights, trade secret rights, trade and service marks and any other intellectual property rights recognized by the law of any jurisdiction.

            1.6 "MORAL RIGHTS" means any right to claim authorship of a work, any right to object to any distortion or other modification of a work, and any similar right, existing under the law of any country in the world, or under any treaty.

            1.7 "PRESSVIEW IP" means the intellectual property and other intangible assets (including certain documentation for Products) of Seller described in "Buyer's License" (see Section 2.5 and Exhibit A to this Agreement).

            1.8 "PURCHASE PRICE" means the purchase price payable to Seller for the Purchased Assets and Buyer's License as specified in Section 3.2 below.

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            1.9     "PURCHASED ASSETS" means the Intangible Assets .  Purchased
Assets shall not include Buyer's License.

            1.10    "SELLER'S LICENSE" has the meaning set forth in Section 2.6.

            1.11 "SITE" means the address of Seller set forth in the introductory paragraph of this Agreement.

            1.12 "THIRD-PARTY INTANGIBLES" means the Intellectual Property Rights of third parties specifically identified on SCHEDULE B to this Agreement.

     2.     PURCHASE, SALE AND LICENSE.

            2.1 PURCHASE AND SALE On the Closing, Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and accept from Seller, all right, title and interest of Seller in and to the Purchased Assets, free and clear of all liens, claims, encumbrances, security interests, restrictions and rights of any third parties other than Seller's License and Third-Party Intangibles, except as set forth in the Disclosure Schedule.

            2.2 TRANSFER OF PURCHASED ASSETS. On or before the Closing, Seller shall, at its expense, tender possession of the Purchased Assets to Buyer at the Site or such other locations and times and by such means as have been agreed by the parties.

            2.3 FURTHER ACTION. On the Closing, Seller will execute and deliver to Buyer such documents and instruments of transfer and take such further action as may be reasonably requested by Buyer to transfer to Buyer the Purchased Assets and vest or perfect in Buyer good and marketable title in and to the Purchased Assets subject to the terms of this Agreement.

            2.4 NO ASSUMPTION OF LIABILITY. Buyer has not and will not, by the execution, delivery or performance for this Agreement, or otherwise, assume or otherwise become responsible for any liability or obligation of any nature of Seller, including without limitation: (i) any liability or obligation under contracts of Seller arising during any period on or prior to the Closing ; (ii) any tax liabilities related to the Purchased Assets arising prior to the Closing; (iii) any taxes, wage claims or liabilities for employment-related contributions or liabilities; (iv) any liabilities arising from a failure to properly withhold from employees or a failure to file required tax returns or reports with respect to employees or consultants, and (v) any compensation or benefits to which the Seller's employees are entitled from Seller (sometimes collectively referred to as "PRE-CLOSING RISKS"); and Seller hereby agrees to indemnify, defend and hold Buyer harmless from and against all loss, liability, claims and expenses (including reasonable attorneys' fees) related to such Pre-Closing Risks.

            2.5 BUYER'S LICENSE. On the Closing, Seller and Buyer shall enter into a license agreement, substantially in the form attached as Exhibit A to this Agreement (the "BUYER'S LICENSE"), pursuant to which Seller grants to Buyer a license as provided therein to the PressView IP.

            2.6 SELLER'S LICENSE. On the Closing, Seller and Buyer shall enter into a license agreement, substantially in the form attached as Exhibit B to this Agreement (the "SELLER'S LICENSE"), pursuant to which Buyer shall grant to Seller a license as provided therein to the Intangible Assets solely for the purposes specified therein. Except for the Seller's License and the Security Agreement (defined below), following the Closing, Seller shall have no right or license whatsoever in or to any of the Purchased Assets.

     3.     PURCHASE PRICE AND MANNER OF PAYMENT.

            3.1 PURCHASE PRICE. As consideration for the sale of the Purchased Assets and grant of Buyer's License, Buyer will prepay the final three payments required under the $5,200,000 promissory note of Buyer delivered to Seller on the date hereof pursuant to the Original License.

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            3.2     EXPENSES AND TAXES.  Each party will bear its own costs in preparing this Agreement and for taxes in connection with this Agreement and the transactions contemplated hereby, except as set forth below. Buyer agrees that it shall be responsible for the timely payment of any applicable sales and use taxes on the transfer of the Purchased Assets and will indemnify Seller from all loss, liability, claim, risk and expense (including reasonable attorneys' fees) occasioned by Buyer's failure to pay such taxes.

            3.3 SURVIVAL OF ORIGINAL LICENSE. Until the Closing, the Original License shall remain in full force and effect. Thereafter, it shall be terminated and superseded by this Agreement. The promissory note, security agreement and guaranties delivered to Seller in connection with the Original License shall survive by their terms, however.

     4.     DUE AUTHORIZATION.  As of the date of this Agreement and as of the
Closing:

            4.1 BUYER. Buyer hereby represents and warrants to Seller that Buyer has the full right, power, legal capacity and authority to execute and delivery this Agreement and to perform its obligations hereunder, and that no approval and consent of any other person, entity or governmental authority is necessary to such performance hereof, except as shall be validly and timely obtained before such performance is required.

            4.2 SELLER. Seller hereby represents and warrants to Buyer that Seller has the full right, power, legal capacity and authority to execute and deliver this Agreement and to perform its obligations hereunder, and no approval or consent of any other person, entity or governmental authority is necessary to such performance thereof, except as shall be validly and timely obtained before such performance is required; provided however, that no representation or warranty is being made with respect to shareholder approval.

     5. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and warrants to Buyer that, except as set forth the Disclosure Schedule, the matters set forth in the following subsections of this Section 5 are true and correct as of the date hereof and the Closing.

            5.1 CORPORATE ORGANIZATION AND GOOD STANDING. Seller is a corporation duly organized, validly existing and in good standing under the laws of California. The nature of the business conducted or properties owned by Seller do not require Seller to be qualified in any other jurisdiction. Seller has all corporate power and authority to own, lease and operate its properties and to conduct its business as such is presently conducted.

            5.2 AUTHORIZATION FOR AGREEMENT. The execution, delivery and performance of this Agreement by Seller has been duly authorized by all necessary actions of its Board of Directors, and this Agreement, when executed and delivered by Seller, will constitute the valid and binding obligation of Seller, enforceable according to its terms; provided however, that no representation or warranty is being made with respect to shareholder approval.

            5.3 NO BREACH OF STATUTE OR CONTRACT. Neither the execution nor delivery by Seller of this Agreement nor compliance by Seller with the terms and provisions hereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, the Articles of Incorporation or Bylaws of Seller, any judgment or award of any court or arbitrator or any other agreement (including any agreement with shareholders) or any applicable law to which Seller or any of the Purchased Assets is subject, nor will such execution or delivery result in the creation of any lien or charge upon the Purchased Assets. Seller is not a party to, or otherwise subject to any provision contained in, any instrument evidencing indebtedness, any agreement relating thereto or any other contract or agreement (including its Articles of Incorporation) which restricts or otherwise limits Seller's power or authority to transfer the Purchased Assets. Seller is not a party to any joint venture or similar affiliation involving the Purchased Assets.

            5.4 TITLE AND CONDITION OF PROPERTY. To Seller's knowledge, Seller owns all right, title and interest in and to the Purchased Assets free and clear of all claims, mortgages, liens, security interests or encumbrances of any nature and the transfer of the Purchased Assets to Buyer and Buyer's use

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thereof does not infringe upon any Intellectual Property Rights of any third party.

            5.5 LITIGATION. There are no actions, suits, investigations or proceedings pending, or, to the knowledge of Seller, threatened (i) against Seller or any properties or rights of Seller before any court, arbitrator or administrator or governmental body which arose out of or are based upon the ownership or use of the Purchased Assets, and there is no judgment, order, writ or decree of any governmental authority applicable to Seller which might result in any material adverse change in the value of the Purchased Assets or Buyer's ability to design, develop, assemble, market and sell the Products, (ii) challenging the ownership or use, in any respect, of the Purchased Assets, or
(iii) asserting the invalidity of this Agreement or seeking to prevent any of the transactions contemplated hereby. To the knowledge of Seller, no valid basis for any successful action, suit, investigation or proceeding of the nature referred to above exists, which if so asserted would have a material adverse effect on the value of the Purchased Assets or Buyer's ability to design, develop, assemble, market and sell the Products.

            5.6 FINANCIAL RECORDS. On or before the date hereof, Seller has made available to Buyer access to all records of Seller pertaining to the Display Business ("FINANCIAL RECORDS").

            5.7 UNDISCLOSED LIABILITIES. To Seller's knowledge, Seller has no obligations or liabilities related to the Display Business of any material nature, including but not limited to employees or consultants, whether absolute, accrued, contingent or otherwise, except and to the extent disclosed in the Disclosure Schedule, this Agreement or in the public filings of Seller. Buyer is not assuming any Seller obligations hereunder except as set forth in Section 2.4.

            5.8 PROPRIETARY INFORMATION AGREEMENTS. To Seller's knowledge, all persons who have had access to the confidential and proprietary information related to the Purchased Assets have executed a non-disclosure agreement and assignment with Seller. Concurrently with the execution of this Agreement, the rights to enforce these agreements with respect to the Purchased Assets and the confidential and proprietary information contained therein is being assigned to Buyer to the extent necessary to preserve Buyer's Intellectual Property Rights in the Purchased Assets.

            5.9 SCOPE OF PURCHASED ASSETS. To Seller's knowledge, the Purchased Assets and the Buyer's License constitute all or substantially all intangible assets and rights necessary for Buyer's continued conduct of the Display Business as currently conducted by Seller (except for research and development capability (i.e., employees), distribution rights and channel and related goodwill, equipment, inventory, spare parts and warranty coverage for historical sales). To Seller's knowledge, other than the Purchased Assets and Buyer's License being acquired hereunder, Seller and its affiliates own no other intangible assets or Intellectual Property Rights necessary for the continued conduct of the Display Business as currently conducted by Seller (other than any rights associated with the previous parenthetical expression).

            5.10 NO OTHER WARRANTIES. Seller makes no other warranties in connection with the Purchased Assets or Buyer's License, express or implied, INCLUDING THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. The Intangible Assets and the PressView IP may not be error free and may not satisfy Buyer's needs.

     6. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby represents and warrants to Seller that the matters set forth in the following subsections of this Section 6 are true and correct as of the date hereof and the Closing.

            6.1 CORPORATE ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Buyer has all corporate power and authority to own, lease and operate its properties and to conduct its business as such is presently conducted.

            6.2 AUTHORIZATION FOR AGREEMENT. The execution and performance of this Agreement by Buyer has been duly authorized by all necessary actions of its Board of Directors and shareholders, and this Agreement, when executed and delivered by Buyer, will constitute the valid and binding obligation of Buyer, enforceable against Buyer according to its terms.

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            6.3     ABILITY TO PERFORM.  Buyer represents that the financial
statements of Buyer attached as SCHEDULE C to this Agreement fairly reflect Buyer's financial condition as of the dates indicated.

     7. CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS. As of the Closing, the following conditions have been satisfied, unless waived by BUYER in accordance with Section 9:

            7.01 REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The representations and warranties made by Seller in Sections 4 and 5 above shall be true and correct in all material respects on the Closing Date.

            7.02 BOARD APPROVAL. On or prior to the Closing, this Agreement and all transactions contemplated hereby shall have been duly and validly authorized and adopted by the Board of Directors.

            7.03 CONSENTS. Seller will have used commercially reasonable efforts to obtain all consents, permits and waivers and made all filings necessary or appropriate for the consummation of the transactions contemplated hereby, including but not limited to the approvals of parties to the Contracts identified in Schedule C.

            7.04 CLOSING CERTIFICATE. On the Closing Date, Seller shall have delivered to BUYER a certificate signed by the chief financial officer of Seller, dated the Closing Date and certifying to the fulfillment of the conditions set forth in Sections 7.01, 7.02, and 7.03 above.

            7.05 SHAREHOLDER APPROVAL OR SATISFACTORY OPINION OF COUNSEL. Prior to the Closing, Seller shall have secured the approval of Seller's shareholders to this Agreement or provided an opinion of counsel satisfactory to Buyer's counsel that all corporate action necessary to authorize the Agreement has been taken by Seller; provided however, that Buyer must give written notice of its desire for shareholder approval to Seller by December 15, 1998 or within ten business days after any earlier request of Seller (in order to supplement relevant proxy materials).

            7.06 DELIVERIES OBTAINED. All deliveries to Buyer required to be made by Seller under Section 2 hereof shall have been tendered.

            7.07 CONDITION OF TITLE. Buyer's counsel is reasonably satisfied that the liens of IBM Credit Corporation and Mitsubishi Electronics America, Ltd. have been released and that any rights of Seller's European and Japanese distributors referred to in the Disclosure Scheduledo not present material legal risks to Buyer's ability to use the Purchased Assets in view of the terms of such agreements and any amendments to them entered into prior to Closing..


     8. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER. As of the Closing, all of the following conditions shall have been satisfied, unless waived by Seller in accordance with Section 9:

            8.01 REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The representations and warranties made by BUYER in Sections 4 and 6 above shall be true and correct in all material respects on the Closing.

            8.02 CORPORATE APPROVAL. On or prior to the Closing Date, this Agreement and all transactions contemplated hereby shall have been duly and validly authorized and adopted by the Board of Directors of BUYER, and BUYER shall have delivered to Seller certified copies of the resolutions of its Board of Directors authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

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            8.03    CLOSING CERTIFICATE.  On the Closing Date, BUYER shall have delivered to Seller a certificate signed by the chief financial officer of BUYER, dated the Closing Date and certifying to the fulfillment of the conditions set forth in Sections 8.01 and 8.02 and that there have been no material adverse changes to BUYER's financial conditions or business.

            8.04 DELIVERIES. The payments specified in Section 3.01 have been received.

            8.05 GOODSTANDING UNDER ORIGINAL LICENSE. All required payments have been received from Buyer under, and Buyer is not in default of, the Original License.

     9.     Waivers of Conditions; TERMINATION; CERTAIN COVENANTS..

            9.01 WAIVERS OF CONDITIONS. Either party can elect to waive any condition for its benefit on prior written notice to the other party and upon such waiver will not thereafter be able to seek any legal recourse against the other party for the failure to satisfy such condition. In any event, Seller shall have no liability to Buyer if the conditions identified in Sections 7.03.
7.05 or 7.07 are not satisfied, provided that commercially reasonable efforts are made to satisfy them during the term of this Agreement.

            9.02 TERMINATION OF THIS AGREEMENT. This Agreement may be terminated upon the mutual written consent of Seller and BUYER, and will be terminated in any event if the Closing has not occurred within thirty days after the next regular shareholders meeting of Seller (expected in February 1999) (unless extended by agreement of the parties), in which case only the obligations of Articles 10 and 12 shall survive.

            9.03    CERTAIN COVENANTS.

                    (a) Prior to Closing, Seller agrees to use commercially reasonable efforts to secure as soon as practicable following the date of this Agreement a full termination or release of the liens of IBM Credit Corporation and Mitsubishi Electronics America referred to in the Disclosure Schedule.

                    (b) In connection with Closing, if Buyer is reasonably disatisfied with the status of the rights of the Europe master distributor (see the Disclosure Schedule), i.e., if Buyer reasonably believes that such distributor may present material legal risks to Buyer's ability to use the Purchased Assets in Europe, then in connection with the satisfaction of part of the conditions referred to in Section 7.07 above and upon Buyer's request, at Closing, (i) Seller will assign all of Seller's claims against such distributor to Buyer, including all rights under the master distributor agreement dated July 1, 1996 and related documentation (the "Documentation") , and (ii) Seller will assign the Documentation to Buyer, subjec to the terms of the Documentation; provided that Buyer indemnifies, defends and holds Seller harmless from any claims of such distributor in a form reasonably satisfactory to Seller's counsel.

                    (c) Prior to Closing, Seller shall not renew or extend, nor permit the renewal or extension of, the Documentation or of Seller's master distributor agreement with its Japanese master distributor (see the Disclosure Schedule) beyond the existing expiration dates of such arrangements.

                    (d) After Closing and except as otherwise permitted in Seller's License, Seller will limit its use of its corporate name ("Radius Inc.") as legally necessary to identify itself with various levels of government and regulatory agencies and as otherwise required by law. If at any time after the full and timely satisfaction of the Note, Buyer reasonably determines that it requires the corporate name for purposes of continuing the Display Business as a California corporation or a

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foreign corporation doing business in California, then Radius will consent to the use of similar corporate names (with the Secretary of State or other appropriate official), and if such consent is not sufficient for Buyer to secure the right to use a variation of "Radius" in its corporate name, e.g., "Radius Displays, Inc.", then Seller will use commercially reasonable efforts to change its legal name by seeking shareholder approval for the amendment of its articles of incorporation at the next regular meeting of shareholders (or earlier at the election of Seller or at the time Seller seeks shareholder approval of this Agreement, if Buyer elects to submit this Agreement to such process pursuant to Section 7.05). Such efforts shall include the preparation of appropriate proxy materials and good faith efforts to obtain regulatory and shareholder approval of such materials. Seller shall have no liability to Buyer if Seller's shareholders do not approve such name change, provided that Seller timely use commercially reasonable efforts to secure such change. However, Buyer can elect to terminate this Agreement within ten days after the failure of Seller shareholders to approve of this Agreement, in which case, only the provisions of Articles 10 and 12 shall survive.

     10.    Survival, INDEMNIFICATION AND EXCULPATION.

            10.1 INDEMNIFICATION OF SELLER. Buyer will defend, indemnify and hold Seller (including Seller's officers, directors, shareholders, employees, distributors and agents) harmless from all loss, liability, claims and expenses (including reasonable attorneys' and experts' charges) (collectively "LOSSES") occasioned by Buyer's breach of any of its representations and warranties herein or its use of the Purchased Assets or Buyer's License, or any breach of Buyer's License, except to the extent such Losses are caused by Seller's intentional misconduct, gross negligence or breach of Seller's representations and warranties contained in Articles 4 and 5 above prior to the beginning of the thirteenth month after the Closing. In no event will Seller be liable to Buyer for more than the Purchase Price payments received and actually receivable from Buyer in connection with the breach of or performance of this Agreement, except for the intentional or grossly negligent breach of Seller's License. .

            10.2    INDEMNIFICATION OF BUYER.   Seller will defend, indemnify
and hold Buyer (including Buyer's officers, directors, shareholders, employees, distributors and agents) harmless from all Losses occasioned by Seller's breach of any of its representations and warranties herein or its use of the Purchased Assets or Seller's License, or any breach of Seller's License, except to the extent such Losses are caused by Buyer's intentional misconduct, gross negligence or breach of Buyer's representations and warranties contained in Articles 4 and 6 above prior to the beginning of the thirteenth month after the Closing.

            10.3 SURVIVAL. The representations and warranties of Seller and Buyer pursuant to Articles 4, 5 and 6 respectively will survive through the end
of the twelfth month after the Closing.   Any action for breach must therefore
accrue prior to such expiration.

     11. NONCOMPETITION AND NONSOLICITATION As an inducement to enter into this Agreement and consummate the transactions contemplated hereby, the parties agree as follows:

            (a) During the period from the Closing until the first anniversary of the Closing (the "NONCOMPETE PERIOD"), Seller shall not (I) engage in the Display Business, except as authorized by Seller's License or as incidental to Seller's digital video business, nor (II) knowingly induce any employee of Buyer to leave the employ of Buyer in order to provide services to Seller without Buyer's written approval. Notwithstanding the foregoing, no successor in interest to substantially all of Seller or its business or assets, whether by merger, combination, liquidation, distribution, law, assignment, purchase, or change in effective control, shall be bound by the provisions of this Article 11.

            (b) During the Noncompete Period, Buyer and its affiliates shall not (I) use the "Radius" brand name in connection with the development, manufacture, marketing or sale of any digital video product nor (II) knowingly induce any employee of Seller to leave the employment of Seller in order to provide services to Buyer without Seller's written approval.

            (c) The parties acknowledge and agree that money damages may not be an

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adequate remedy for any breach or threatened breach of the provisions of subparagraph (a) or (b) and that, in such event, the aggrieved party or its successors or assigns may, in addition to any other rights and remedies existing in its favor, apply to any court of competent jurisdiction for specific performance, injunctive and other relief in order to enforce or prevent any violations of the provisions of this Section 11 (including the extension of the Noncompete Period by a period equal to the length of court proceedings necessary to stop such violation). Any injunction shall be available without the posting of any bond or other security. In the event of an alleged breach or violation of any of the provisions of this Section 11, the Noncompete Period will be tolled until such alleged breach or violation is resolved; PROVIDED, HOWEVER, that if it is found that the provisions of this Section 8 have not been violated, then the Noncompete Period will not be deemed to have been tolled. The parties agree that the restrictions contained in this Section 11 are reasonable in all respects in light of all circumstances.

     12.    MISCELLANEOUS

            12.1 NO ASSIGNMENT; SUCCESSORS AND ASSIGNS. This Agreement may not be assigned by Seller or Buyer and any attempt to do so will be void. Seller may use this Agreement as security for any borrowing, however. Furthermore, either party may assign this Agreement in connection with a merger or sale of substantially all of its assets or similar reorganization. This Agreement and the terms and conditions contained herein are binding upon, and will inure to the benefit of, the parties hereto and their respective representatives, executors, administrators, heirs, successors and assigns.

            12.2 SEVERABILITY. If any provision of this Agreement is found to be invalid, illegal or unenforceable, then it will be enforced to the maximum extent possible and the remaining provisions of this Agreement will continue unaffected to the extent equitable.

            12.3 WAIVERS. No waiver by any party hereto of any term or condition of this Agreement will be effective unless set forth in a writing signed by such party. No waiver of any provision of this Agreement will be deemed a waiver of any other provision, or constitute a continuing waiver unless otherwise expressly provided in writing by the waiving party. No failure or delay on the part of any party in exercising any right, power or privilege under this Agreement will operate as a waiver thereof, nor will a single or partial exercise thereof preclude any other or further exercise of any other rights, powers or privileges.

            12.4 CONFIDENTIALITY. Each party acknowledges that it will receive information which is confidential and proprietary to the other party. Each party agrees not to use such information except in performance of this Agreement and not to disclose such information to third parties. Neither party will issue a press release in connection with the entry into or Closing of this Agreement without the prior approval of the other party, except as may be required by law.

            12.5 NOTICES. All notices which are required to be given hereunder shall be in writing and shall be addressed (i) if to Seller, at Seller's address set forth in the introductory paragraph of this Agreement, or
(ii) if to Buyer, at the address as set forth in the introductory paragraph of this Agreement (each to the attention of the chief executive officer or chief financial officer), or at such other address as the relevant party furnishes to the other party hereto in writing pursuant to this Section. Any such notice may be delivered personally, by commercial overnight courier or facsimile transmission which shall be followed by a hard copy (U.S. mail prepaid, first class or better) and shall be deemed to have been served if by hand when delivered, if by commercial overnight courier 48 hours after deposit with such courier, and if by facsimile transmission when transmission has been confirmed.

            12.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts (original or facsimile), each of which shall be deemed an original and all of which together shall constitute but one instrument.

            12.7 BROKER'S FEES/EXPENSES. Each party represents that it has not engaged the services of any broker or finder, other than Michael Kuehn, in connection with the transactions contemplated by this Agreement and jointly and severally agree to indemnify the other and hold it harmless from and against any claims for broker's or finder's fees or other compensation in connection with such transactions. Otherwise, each party will bear its own expenses in connection with this

Agreement, and Seller will be solely responsible for its obligations to Michael Kuehn.

            12.8 DISPUTES. If any dispute arising out of or in connection with this Agreement cannot be resolved by the parties consensually or through mutually agreeable forms of mediation or arbitration, then such dispute shall be adjudicated in any court of competent jurisdiction applying California law. The parties agree that the state or federal courts of Santa Clara County California are competent to hear any such dispute and consent to service there.

            12.9 NO ADDITIONAL REPRESENTATIONS. Buyer and Seller each acknowledge that the other has not made any representations or warranties, of any kind, either express or implied, except as expressly set forth in this Agreement, Buyer's License and Seller's License.

            12.10 ATTORNEYS' FEES. If any action at law or in equity or arbitration or mediation proceeding is necessary to enforce or interpret the provisions of this Agreement, then the prevailing party shall be entitled to reasonable attorneys' and experts' charges in addition to any other relief to which such prevailing party may be entitled.

            12.11 INTEREST. Except as otherwise provided in the Note, any obligation under the Agreement which can be reduced to a monetary sum and which is not satisfied when due under this Agreement will bear interest at the rate of one percent per month or any lower legal maximum until satisfied.

            12.12 ENTIRE AGREEMENT; MODIFICATIONS. This Agreement, together with the schedules and exhibits attached hereto, each of which is incorporated herein by this reference, constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes in its entirety all prior agreements, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the subject matter hereof. No supplement, modification or amendment to this Agreement will be binding unless executed in writing by all parties hereto. There are no intended third party beneficiaries of this Agreement. An ambiguity or inconsistency in this Agreement shall not be construed against its drafter. "Including" and "for example" are used inclusively, without limitation. The adequacy of consideration is acknowledged by each party.



     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written:


Korea Data Systems (America), Inc.          RADIUS INC.


By:                                         By:
   -----------------------------------         --------------------------------
Name: John Hui                              Name: Mark Housley

Title: Chief Executive Officer              Title: Chief Executive Officer

                  SCHEDULES AND EXHIBITS TO ASSET PURCHASE AGREEMENT


     Schedule A     Intangible Assets
     Schedule B     Disclosure Schedule
     Schedule C     Financial Records

     Exhibit A      Buyer's License
     Exhibit B      Seller's License

Schedule A                    Intangible Assets


The following trademarks and applications (and the goodwill associated with each) are included:


1.   Precisionview, as filed March 17, 1995.
2.   The stylized "S" (for Supermac), reg. No. 1,869,309.
3.   Intellicolor, reg. No. 1,858,443.
4.   Pressview, reg No. 1,865,214.
5.   Precisioncolor, reg. No. 1,799,104.
6.   Radius, reg. No.  1,816,667.
7.   Supermac Platinum, reg. No. 1,849,010.
8.   Supermac, reg. No. 1,898,615.
9.   Prosense, reg. No. 2,032,840
10.  Supermatch, reg. No. 1,829,245


Along with the rights to the "Radius" internet domain name, subject to Seller's License.

Schedule B                    Disclosure Schedules


The following agreements and matters are germane to the Sections noted, among others:


0.   5.03   The Letter Agreement dated January 26, 1989 with Radius Systems,
            Ltd and related correspondence.

1.   5.03   The Consent and Coexistence Agreement with Motorola dated April 11,
            1996.

2.   5.03   The license to Umax of "Supermac" and the stylized "S" in the Asset
            Transfer Agreement dated January 9, 1996.

3.   5.03   The master distributior agreement for Japan with QMS KKdated April
            1, 1996, as amended July 1, 1997.

4.   5.03   The master distributior agreement for Europe with Gradeup, Ltd.
            dated July 1, 1996 and related documentary materials pertaining to Abacus Technology Europe, Ltd..

5.   5.03   The Splash license dated January 30, 1996.

6.   5.03   The Purchase Agreement with Sequel dated October 10, 1996.


7.   5.03   The CRA Agreement dated May 1, 1997 and related agreements, as amended.


8.   5.03   The Sun Java Developer's License.

9.   5.04   The lien of IBM Credit Corporation for sums paid in full.

10.  5.04   The lien of Mitsubishi Electronics, America on PressView IP and related trademarks for component risk in the manufacture of PressView and PrecisionView monitors pursuant to Security Agreement dated June 1996. (Radius believes that this lien should be released in due course.)

11.  5.05   The Electronics for Imaging litigation.

12.  5.05   The Monitor Class Action Suit and related Attorney General matter.

13.  5.07   The potential claim of Mitsubishi Electronics, America for inventory.

14.  5.07   Claims related to warranties for previously sold products.

15.  5.07   The potential claim of Finnegan et al related to monitors generally as described in correspondence dated March 17, 1998 and responsive correspondence

16.  5.07   The matters raised with respective to foreign trademark rights in correspondence from Anita Ersoy of Fenwick & West LLP to James

            Given.

17.  5.03   The patent license dated March 8, 1996 between Radius and the inventor Waintroob for Pressview hoods.


Items 0,1,2,11,15,16 and 17 are considered Third Party Intangibles.

Schedule C          Financial Records of Buyer (see attached)

                                     EXHIBIT A
                                 (Buyer's License)


                                 LICENSE AGREEMENT





     This License Agreement (this "Agreement") is made and entered into as of ______, 199__, by and between Radius Inc., a California corporation having its principal office at 460 East Middlefield Road, Mountain View, California 94043 ("Licensor"), and Korea Data Systems (America), Inc., a California corporation having its principal office at 12300 Edison Way, Garden Grove, California 92841 ("Licensee"), with reference to the following facts:

                                  R E C I T A L S:

     A. Licensee is engaged in the business of designing, developing, assembling, marketing, selling, servicing and supporting computer monitors and similar displays (the "Display Business").

     B. Licensor and Licensee are parties to an Asset Purchase Agreement dated as of _____________, 1998 (the "Purchase Agreement"), pursuant to which Licensee has acquired from Licensor the registered marks and associated goodwill of Licensor described therein (the "Purchased Assets").

     C. As contemplated by the Purchase Agreement, Licensee desires to acquire from Licensor, and Licensor is willing to grant to Licensee, the perpetual, fully-paid, nonexclusive right and license to use the technology described on
Exhibit 1 to this Agreement (the "Technology") on the terms set forth herein.

     Now, therefore, in consideration of the mutual covenants and agreements hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, it is understood and agreed between the parties hereto as follows:

SECTION  GRANT OF LICENSE.
1.
1.1 Licensor hereby grants to Licensee, on the terms set forth herein, the nonexclusive perpetual, fully-paid right and license (the "License") to use, sublicense and make use of the Technology, and all associated goodwill generated by Licensee, and to make enhancements, improvements, inventions and additions thereto (collectively, "Licensee Improvements") worldwide in connection with the manufacturing, marketing, advertising, selling and servicing of computer hardware (other than digital video hardware) and all business and activities related to or incidental thereto.

1.2 Licensee shall have the right and license hereunder to make Licensee Improvements, and all such Licensee Improvements shall be encompassed by the License. Licensee hereby assigns to Licensor all of its right, title and interest in and to any such Licensee Improvements and agrees to execute such documents and take such other actions as are necessary to effectuate such assignment.

1.3 Licensee shall have the right to grant to any party sublicenses with respect to all or any part of the License, provided only that each sublicensee shall agree in writing, as a condition to such sublicense, to be bound by all of the restrictions and obligations under this Agreement.

1.4 Licensee covenants and agrees to use the Technology strictly in accordance with the terms of this Agreement and shall not engage in any activities in circumvention of this Agreement.

SECTION  TERM OF LICENSE.
1.
2.1       The License is terminable only as follows:

          (a) by Licensee, for any or no reason, upon 30 days' prior notice to Licensor;

          (b) by Licensor, if Licensee breaches any material provision of the License and fails to cure the breach within 60 days after notice thereof from Licensor; and

          (c) by Licensor, if Licensee breaches any material provision of the Purchase Agreement, including the "Note" (as defined therein), and fails to cure such breach within 30 days after notice thereof from Licensor.

In the event this License is terminated as aforesaid, Licensee and any sublicensees shall promptly cease all production and distribution of products that incorporates the Technology or any Licensee Improvements and other uses of the Technology and shall so certify to Licensor; provided, however, that Licensee and any sublicensees shall be entitled thereafter to continue to use the Technology and any Licensee Improvements solely in connection with their service and support of products previously sold or distributed by them, and provided further, that the rights of end-users of products manufactured prior to such termination that incorporate the Technology or Licensee Improvements shall not be impaired by the termination. The foregoing rights do not limit any other rights and remedies of any party hereto, including the right to injunctive or other equitable relief.

SECTION  CERTAIN COVENANTS OF LICENSEE.
1.
3.1 Licensee disclaims any right or interest in the Technology and Licensee Improvements, other than as specifically provided in this Agreement.

3.2 Without limiting the exercise of Licensee's right and license under the License, Licensee shall not, directly or indirectly, infringe upon, harm, dissipate or contest Licensor's ownership of or rights in and to the Technology. Licensee, moreover, will not contest, directly or indirectly, Licensor's rights to use or license others to use the Technology in connection with the Display Business or any other business or activity.

3.3 Licensee shall not permit any trademarks or trade names, service marks or other registrations included as part of the Technology to be or become abandoned, unless it first gives Licensor not less than 60 days written notice thereof and the right to assume or continue such trademark, trade name, service mark or other registration in Licensor's name and for its sole benefit.
Licensee shall cooperate with Licensor with respect to Licensor's assumption or continuation of any such trademark, trade name, service mark or other registration hereunder.

SECTION  REPRESENTATIONS, WARRANTIES AND COVENANTS OF LICENSOR.
1.
Licensor makes the following representations, warranties and covenants to Licensee, each of which is subject to the Disclosure Schedule provisions of the Purchase Agreement and shall survive the execution and delivery of this Agreement for one year from the date of this Agreement:

4.1 Licensor is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

4.2 The execution and delivery by Licensor of this Agreement, the performance and observance by Licensor of its obligations hereunder and the consummation by Licensor of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Licensor. This Agreement has been duly executed and delivered by a duly authorized officer of Licensor and constitutes the valid and legally binding obligation of Licensor, enforceable against Licensor in accordance with its terms.

4.3 The execution and delivery of this Agreement by Licensor will not violate or result in the breach of, constitute a default under, or accelerate the performance required by, any term, provision, covenant, condition, warranty or representation contained in any agreement, contract, document, writing or understanding to which Licensor is a party, or any decision, judgment, order, decree, law, rule, regulation, policy or interpretation to which Licensor is subject. No consents or agreements of any third party or governmental body are necessary for the execution, delivery, performance or observance by Licensor of its obligations under this Agreement.

        [ADD EXCEPTION WITH RESPECT TO SHAREHOLDER APPROVAL, IF NECESSARY.]

SECTION  REPRESENTATIONS AND WARRANTIES OF LICENSEE.
1.

Licensee makes the following representations, warranties and covenants to Licensor, each of which shall survive the execution and delivery of this Agreement for one year from the date of this Agreement:

5.1 Licensee is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

5.2 The execution and delivery of this Agreement, the performance of Licensee's obligations hereunder and the consummation by Licensee of the transactions contemplated hereby have been duly authorized by all necessary actions on the part of Licensee. This Agreement has been duly executed and delivered by a duly authorized officer of Licensee and constitutes the valid and legally binding obligation of Licensee, enforceable against Licensee in accordance with its terms.

5.3 The execution and delivery of this Agreement by Licensee will not violate or result in the breach of, constitute a default under, or accelerate the performance required by, any term, provision, covenant, condition, warranty or representation contained in any agreement, contract, document, writing or understanding to which Licensee is a party, or any judgment, order, decree, law, rule, regulation, policy or interpretation to which Licensee is subject. No consents or agreements of any third party or governmental body are necessary for the performance or observation by Licensee of its obligations under this Agreement.

SECTION  INDEMNIFICATION.
1.
6.1 To the fullest extent allowed by law, Licensee agrees to indemnify and hold harmless Licensor from any and all loss, liability (including strict liability in tort), costs and expenses (including reasonable attorneys' and experts' fees and disbursements) resulting from any claims for damages (including incidental and consequential damages), suits, actions, proceedings, recoveries, judgments or executions, which may be threatened, made, sought, had, brought or recovered against Licensor by reason of or on account of injury (including death resulting therefrom), to any person whomsoever or for damage to the property of any person whomsoever, caused by, arising from, incident to, connected with or growing out of, directly or indirectly, (i)Efailure of Licensee to observe or perform any term, provision, covenant or condition, contained in this Agreement to be performed by it, (ii)Ethe breach of any warranty or representation made or given by Licensee, or (iii) any use by Licensee of the Technology, whether or not in accordance with the terms of this Agreement.

6.2 Licensor agrees to give Licensee written notice of any event or assertion of which it has knowledge concerning any loss, liability, damage, cost, expense, claim, lien or other obligation as to which it may request indemnification under this Agreement within 20 days after acquiring such knowledge; provided, however, that failure to give such notice shall not affect Licensee's indemnification obligations hereunder except to the extent of any actual prejudice to Licensee caused thereby. Licensee shall have the right to cure, within a reasonable time and in a manner reasonably satisfactory to the other, any matter giving rise to liabilities under this ArticleE6;

provided, however, that any such cure shall not relieve Licensee of its obligation under this ArticleE6 arising prior to, during or because of such cure or to the extent that such cure is inadequate.

6.3 In the case of any third-party suit, proceeding, claim or assertion being made against Licensor, Licensee will cooperate with Licensee in determining the validity of such claim or assertion. Licensee shall have the right to control the conduct of such defense with counsel of its choice who shall be reasonably satisfactory to Licensor, provided that Licensor shall have the right to participate in such defense with counsel of its choice, at its sole cost and expense. Licensor agrees not to settle or compromise any such third-party suit, proceeding, claim or assertion for which such party will seek or has sought indemnification hereunder from Licensee without the prior written consent of Licensee (which consent shall not be unreasonably withheld). A settlement or compromise of any such third-party suit without such consent shall operate as a forfeiture of Licensor's right to seek indemnification hereunder with respect to such suit, proceeding, claim or assertion, and any monies previously paid over to Licensor by Licensee with respect thereto shall forthwith be refunded to Licensee, together with simple interest at the rate of 7% per annum calculated from the date of payment to the date of refund. In the event that Licensor has a right against any third party with respect to any matter to which this indemnity applies, the indemnity shall be net of any amounts recovered from third parties and any amounts paid to Licensor by Licensee shall entitle Licensee to the extent of such indemnity, to be subrogated to the rights of Licensor to the extent Licensee can legally do so.

SECTION  FURTHER ASSURANCES; COOPERATION.
1.
7.1 From and after the date hereof, without further consideration, Licensor shall take all such other actions and shall execute, acknowledge and deliver all such writings, formulas, consents and other documents as Licensee or its counsel may reasonably request to vest more fully in Licensee, and perfect, Licensee's right to use the Technology and any Licensee Improvements in accordance with this Agreement.

7.2 From time to time after the date hereof, without further consideration, the parties hereto shall deliver to each other such information and data concerning the transactions contemplated hereby as any party may reasonably request including that required in order to enable such requesting party to complete and file all federal, state and local forms which may be required to be filed by it and to complete all customary tax and accounting procedures.

SECTION  ASSIGNMENT.
1.
8.1 This Agreement may be assigned, in whole or in part, by either party upon not less than ten days prior notice to the other party. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.

SECTION  DEFAULT; REMEDIES.
1.

9.1 In the event Licensee shall violate or default under any of the provisions of this Agreement and fail within a reasonable time to cure such violation or default, Licensor shall have the following rights and remedies, each of which is independent of the other and jointly or severally enforceable, and all of which are in addition to, and not in lieu of, any other rights or remedies available to Licensor under this Agreement or under law or equity:

          a) the right to sue Licensee in any court of competent jurisdiction for money damages suffered by Licensor as a result of Licensee's breach of or default under any of the provisions of this Agreement; and

          a) the right to have this Agreement enforced by injunction, specific performance or other equitable remedy by any court having jurisdiction, it being acknowledged and agreed that any such breach or default will cause irreparable injury to Licensor and that money damages will not provide adequate remedy to Licensor.

SECTION  RELATIONSHIP BETWEEN PARTIES.
1.
10.1 This Agreement does not in any way create the relationship of principal and agent between Licensor and Licensee, and in no circumstances shall Licensee be considered the agent of Licensor, or Licensor be considered the agent of Licensee. Licensee shall not act or attempt to act or represent itself, directly or by implication, as agent of Licensor, or in any manner assume or create or attempt to assume or create any obligation or make any contract, agreement, representation or warranty on behalf or in the name of Licensor, nor shall Licensee act or represent itself as an affiliate of any other authorized licensee of Licensor. Licensor shall not act or attempt to act or represent itself, directly or by implication, as agent of Licensee, or in any manner assume or create or attempt to assume or create any obligation to make any contract, agreement, representation or warranty on behalf or in the name of Licensee, nor shall Licensor act or represent itself as an affiliate of any other authorized licensee of Licensee.

SECTION  MISCELLANEOUS.
1.
11.1 Each party to this Agreement shall pay its own expenses in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby, including the fees of any attorneys, accountants and other representatives and agents engaged by such party.

11.2 This Agreement contains the entire Agreement of the parties with respect to the License granted herein and no representation, inducements, promises or agreements, oral or otherwise, between the parties relative thereto not embodied herein shall be of any force or effect. No failure of any party to exercise any power given it hereunder or to insist upon strict compliance by any other party of any obligation hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver by such party of its right to demand exact compliance with the terms hereof. Waiver by any party of any particular violation or default under this Agreement shall not affect or impair such party's rights with respect to any subsequent violation or default of the same or of a different nature, nor shall any delay or omission on the part of the party to exercise any rights arising from any violation or default affect or impair such party's rights as to such violation or default or any subsequent violation or default of the same or of a different nature.

11.3 If any covenant or other provision of this Agreement is invalid or incapable of being enforced by reason of any rule of law or public policy, all other conditions and provisions of this Agreement shall, nevertheless, remain in full force and effect, and no covenant or provision shall be deemed dependent upon any other covenant or provision unless expressly stated herein.

11.4 Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

11.5 Unless otherwise specifically provided, all notices required or permitted to be given hereunder shall be in writing and (i)Esent by certified or registered mail, with postage thereon prepaid, or (ii)Esent by U.S. Express Mail or Federal Express or other reputable overnight delivery service, as follows:
if to Licensor, addressed to its President at the address set forth in the introductory paragraph of this Agreement, and if to Licensee, addressed to its President at the address set forth in the introductory paragraph of this Agreement, or at such other address as any of the parties shall designate by written notice to the others from time to time. Such notice shall be deemed given upon delivery one business day after mailing, if by overnight delivery service, and two business days after mailing, if by certified or registered mail.

11.6 This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made and performed solely within such State.

11.7 This Agreement shall be binding upon the parties and their respective permitted successors and assigns.

11.8 This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but which counterparts together shall constitute but one and the same instrument.

11.9 All terms and words used in this Agreement, regardless of the number and gender in which they are used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context or sense of this Agreement or any paragraph or clause herein may require, as if such words had been fully and properly written in the appropriate number and gender.

11.10 The various titles of the Sections herein are used solely for convenience and shall not be used for interpreting or constructing any word, clause, paragraph or section of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date set forth below.

LICENSOR:

RADIUS INC.



Date: ___________, 199__      By:
                          , President


LICENSEE:

                                      KOREA DATA SYSTEMS (AMERICA),EINC.



Date: ___________, 199__      By:
                                                             , President

                           EXHIBIT 1 TO LICENSE AGREEMENT
                           DATED AS OF _________, 199___

                             Description of Technology



1) The "C" language version of the PressView software that runs only under the MacOS from Apple computer.

1) The "java" language version of the software that runs under Microsoft (MS) Windows-95. This software also runs under MS Windows NT 4.0 with specific code for each graphics adapter. The code may also work under MS Windows-98 and MS Windows NT 5.0 but this has not been fully tested. The java code used to support the N and G chassis of Mitsubishi.

1) The foregoing includes both source and object code (to be transmitted electronically).

1) The 12 ICC color profiles listed below and the corresponding PhotoShop separation tables, subject to any rights of Splash Technology Holdings, Inc. The profiles are identified by their names on the Macintosh partition of the ColorMatch-Registered Trademark- 3.01 CD-ROM. The ISO-9660 names are similar:

     1.   Agfa Euroscale
     2.   Agfa Japan Color
     3.   DIC Japan Coated
     4.             DIC Japan Matte
     5.   DIC Japan Uncoated
     6.   Fuji Japan C1
     7.             Fuji Japan C2
     8.   Fuji US Coated
     9.   3M MatchPrint III Publication Base Japan
     10.            3M MatchPrint III Publication Base US
     11.  SWOP Coated
     12.  SWOP Uncoated

5) Diagrams documentation, samples and other information needed to make the cables assemblies necessary for PressView for Macintosh and PressView for Windows.

6) Machine-readable and hard copy versions of the current documentation for the PressView for Macintosh, if available, and PressView for Windows manuals.

7)   Artwork for the current CD silk screen labels and manual covers.

8) Claim #'s 1 and 4 of United States Patent #54 99 040 filed June 27, 1994 for front panel lockout feature.

9) Information relating to sourcing the Radius ProSense-Registered Trademark-Colorimeter from the OEM supplier.

10) All written specifications and documents owned by Radius necessary for or specifically related to the sale, use and maintenance of Radius' PressView and PrecisionView monitors, including but not limited to, user guides, installation guides, narrative descriptions, design files, file layouts, logic flow diagrams, source and loud modules, output reports, test data, test programs, advertisements and promotional material, and all camera ready copy and/or media masters of such product documentation, in whatever forms they exist (i.e., electronic or physical).

                                     EXHIBIT B
                                 (Seller's License)

                                 LICENSE AGREEMENT

                                     __________



     This License Agreement (this "Agreement") is made and entered into as of ________, 199_, by and between Karla Data Systems (America), Inc., a California corporation having its principal office at 12300 Edison Way, Garden Grove, California 92841 ("Licensor"), and Radius Inc., a California corporation having its principal office at 460 East Middlefield Road, Mountain View, California 94043 ("Licensee"), with reference to the following facts:

                                  R E C I T A L S:

     A. Licensor and Licensee are parties to an Asset Purchase Agreement, dated _________, 1998 (the "Purchase Agreement"), pursuant to which Licensor has acquired from Licensee all proprietary and other property rights and interests in and to the corporate and trade name "Radius" and the marks and trademarks specified on ExhibitE1 hereto under which Licensee has previously conducted its business of designing, developing, assembling, marketing and selling computer displays (the "Display Business").

     B. As contemplated by the Purchase Agreement, Licensee now desires to acquire from Licensor, and Licensor is willing to grant back to Licensee, the nonexclusive right and license for the period specified herein to use the foregoing corporate and trade name, marks and trademarks (collectively, the "Marks"), worldwide, solely in connection with certain activities of Licensee as specifically provided herein.

     Now, therefore, in consideration of the mutual covenants and agreements hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, it is understood and agreed between the parties hereto as follows:

SECTION  GRANT OF LICENSE.
1.
1.1 Licensor hereby grants to Licensee, on the terms and subject to the conditions herein contained, the nonexclusive right and license (the "License") to use the Marks, and all associated goodwill generated by Licensee before or after the date of this Agreement, worldwide solely in connection with the service and support by Licensee or its sublicenses or distributors.

1.2 The License shall include, without limitation, the right and license of Licensee to continue to use the word "Radius" in Licensee's corporate and internet domain name, subject to the provisions of SectionE3 below.

1.3 It is expressly understood and agreed that Licensee's right and license under the License to use the Marks as provided in Section 1.1 shall terminate upon Licensee's fulfillment of the last of its obligations referred to in Section 1.1, and Seller shall thereafter have no right or license under the License to service or support any computer displays. It is further understood and agreed that the License does not extend to any other business application.

SECTION  TERM OF LICENSE.
1.
[Intentionally omitted].

SECTION  CERTAIN COVENANTS OF LICENSEE.
1.
3.1 At Licensee's request, Licensee shall use its best efforts during the term of this Agreement to change its corporate name and internet domain name to one that omits any use of or reference to the Marks and, if necessary, to submit and recommend such name change for approval by its shareholders; provided, however, that Licensee shall not be obligated to call or convene an special meeting of shareholders solely for this purpose. Licensee further agrees in that event to cooperate with Licensor in effecting an assignment to Licensor of Licensee's current corporate name.

3.2 In the event that, notwithstanding Licensee's best efforts as provided in Section 3.1, the shareholders of Licensee fail to approve a change in Licensee's name so as to comply with Section 3.1, Licensee shall take all commercially reasonable steps necessary or appropriate to do business under a fictitious business name which does not include any of the Marks.

SECTION  SERVICE MARKS AND TRADE MARKS.
1.
4.1 Licensee disclaims any right or interest in the Marks, other than as provided in this Agreement, or to any goodwill derived therefrom.

4.2 In the event Licensee shall learn of any unauthorized use of the Marks (an "Infringement") or other unfair competitive act ("Unfair Competition") by any third party related to the Marks, it shall promptly notify Licensor thereof. Licensor shall have the sole and exclusive right, in its discretion, at its own cost and expense and for its own use and benefit, to institute suit or to take such other action as it may deem proper (collectively, an "Action") to restrain or to recover damages for any such Infringement or Unfair Competition. Notwithstanding the foregoing, Licensee, at its own cost and expense, shall be entitled to join or be represented in any Action instituted or taken by Licensor under this SectionE4.2, provided that the Infringement or Unfair Competition that is the subject of such Action has damaged Licensee or otherwise adversely affects its interest under the License in and to the Marks. If Licensee so joins in any such Action, Licensor and Licensee shall share in any recovery therefrom, whether by judgment, settlement or otherwise, to the extent that the amount so recovered represents the damages suffered by each of them in respect to the Infringement or Unfair Competition that is the subject of such Action, or in proportion to which the amount recovered otherwise relates to their respective interests in and to the Marks. In any Action under this SectionE4.2, Licensee, whether or not it is a participant therein, shall fully cooperate with Licensor, if so requested, provided that it is reimbursed for its actual costs and expenses for doing so.

4.3 Without limiting the exercise of Licensee's right and license under the License, Licensee shall not, directly or indirectly, infringe upon, harm, dissipate or contest Licensor's ownership of or rights in and to the Marks. Licensee, moreover, will not contest, directly or indirectly, Licensor's rights to use or license others to use the Marks in connection with the Display Business or any other business or activity, including, without limitation, any business or activity competitive with the Non-Display Business, or the Purchase Agreement. Licensee's obligations under this Section 4.3 shall survive the expiration or earlier termination of this Agreement.

4.4 After one year following the date hereof, Licensor shall have no obligations hereunder, or otherwise, to continue the registration of the Marks in any territory or jurisdiction. Prior thereto, Licensor shall use commercially reasonable efforts to preserve the registration rights associated with the [Marks worldwide].

SECTION  STANDARDS OF OPERATION; COVENANTS OF LICENSEE.
1.
5.1 Licensee covenants and agrees to use the Marks strictly in accordance with the terms of this Agreement and shall not engage in any activities in circumvention of this Agreement.

5.2 Licensee will comply with all guidelines provided by Radius with respect to the reproduction and use of the Marks and will protect the goodwill of the Marks by maintaining the highest quality and integrity for all products utilizing the Marks Licensor will have the right to inspect all such products to verify compliance with this Section 5.2.
Section  REPRESENTATIONS, WARRANTIES AND COVENANTS OF LICENSOR.
1.
Licensor makes the following representations, warranties and covenants to Licensee, each of which shall survive the execution and delivery of this
Agreement:

6.1 Licensor is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

6.2 The execution and delivery by Licensor of this Agreement, the performance and observance by Licensor of its obligations hereunder and the consummation by Licensor of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Licensor. This Agreement has been duly executed and delivered by a duly authorized officer of Licensor and constitutes the valid and legally binding obligation of Licensor, enforceable against Licensor in accordance with its terms.

6.3 The execution and delivery of this Agreement by Licensor will not violate or result in the breach of, constitute a default under, or accelerate the performance required by, any term, provision, covenant, condition, warranty or representation contained in any agreement, contract, document, writing or understanding to which Licensor is a party, or any decision, judgment, order, decree, law, rule, regulation, policy or interpretation to which Licensor is subject. No consents or agreements of any third party or governmental body are necessary for the execution, delivery, performance or observance by Licensor of its obligations under this Agreement.

SECTION  REPRESENTATIONS AND WARRANTIES OF LICENSEE.
1.
7.1 Licensee is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

7.2 The execution and delivery of this Agreement, the performance of Licensee's obligations hereunder and the consummation by Licensee of the transactions contemplated hereby have been duly authorized by all necessary actions on the part of Licensee. This Agreement has been duly executed and delivered by a duly authorized officer of Licensee and constitutes the valid and legally binding obligation of Licensee, enforceable against Licensee in accordance with its terms.

7.3 The execution and delivery of this Agreement by Licensee will not violate or result in the breach of, constitute a default under, or accelerate the performance required by, any term, provision, covenant, condition, warranty or representation contained in any agreement, contract, document, writing or understanding to which Licensee is a party, or any judgment, order, decree, law, rule, regulation, policy or interpretation to which Licensee is subject. No consents or agreements of any third party or governmental body are necessary for the performance or observation by Licensee of its obligations under this Agreement.

SECTION  INDEMNIFICATION.
1.
8.1 To the fullest extent allowed by law, Licensee agrees to indemnify and hold harmless Licensor from any and all loss, liability (including strict liability in tort), costs and expenses (including reasonable attorneys' and experts' fees and disbursements) resulting from any claims for damages (including incidental and consequential damages), suits, actions, proceedings, recoveries, judgments or executions, which may be threatened, made, sought, had, brought or recovered against Licensor by reason of or on account of injury (including death resulting therefrom), to any person whomsoever or for damage to the property of any person whomsoever, caused by, arising from, incident to, connected with or growing out of, directly or indirectly, (i)Efailure of Licensee to observe or perform any term, provision, covenant or condition, contained in this Agreement to be performed by it, (ii)Ethe breach of any warranty or representation made or given by Licensee, or (iii) any use by Licensee of the Marks, whether or not in accordance with the terms of this Agreement.

8.2 Licensor agrees to give Licensee written notice of any event or assertion of which it has knowledge concerning any loss, liability, damage, cost, expense, claim, lien or other obligation as to which it may request indemnification under this Agreement within 20 days after acquiring such knowledge; provided, however, that failure to give such notice shall not affect Licensee's indemnification obligations hereunder except to the extent of any actual prejudice to Licensee caused thereby. Licensee shall have the right to cure, within a reasonable time and in a manner reasonably satisfactory to the other, any matter giving rise to liabilities under this ArticleE8; provided, however, that any such cure shall not relieve Licensee of its obligation under this ArticleE8 arising prior to, during or because of such cure or to the extent that such cure is inadequate.

8.3 In the case of any third-party suit, proceeding, claim or assertion being made against Licensor, Licensee will cooperate with Licensee in determining the validity of such claim or assertion. Licensee shall have the right to control the conduct of such defense with counsel of its choice who shall be reasonably satisfactory to Licensor, provided that Licensor shall have the right to participate in such defense with counsel of its choice, at its sole cost and expense. Licensor agrees not to settle or compromise any such third-party suit, proceeding, claim or assertion for which such party will seek or has sought indemnification hereunder from Licensee without the prior written consent of Licensee (which consent shall not be unreasonably withheld). A settlement or compromise of any such third-party suit without such consent shall operate as a forfeiture of Licensor's right to seek indemnification hereunder with respect to such suit, proceeding, claim or assertion, and any monies previously paid over to Licensor by Licensee with respect thereto shall forthwith be refunded to Licensee, together with simple interest at the rate of 7% per annum calculated from the date of payment to the date of refund. In the event that Licensor has a right against any third party with respect to any matter to which this indemnity applies, the indemnity shall be net of any amounts recovered from third parties and any amounts paid to Licensor by Licensee shall entitle Licensee to the extent of such indemnity, to be subrogated to the rights of Licensor to the extent Licensee can legally do so.

8.4 The indemnification contained in this Article 8 shall survive the termination or expiration of this Agreement for a period of one year thereafter.

SECTION  FURTHER ASSURANCES; COOPERATION.

1.
9.1 From and after the date hereof, without further consideration, Licensor shall take all such other actions and shall execute, acknowledge and deliver all such writings, formulas, consents and other documents as Licensee or its counsel may reasonably request to vest more fully in Licensee, and perfect, Licensee's right to use the Marks in accordance with this Agreement.

9.2 From time to time after the date hereof, without further consideration, the parties hereto shall deliver to each other such information and data concerning the transactions contemplated hereby as any party may reasonably request including that required in order to enable such requesting party to complete and file all federal, state and local forms which may be required to be filed by it and to complete all customary tax and accounting procedures.

SECTION  ASSIGNMENT.
1.
10.1 This Agreement may be assigned, in whole or in part, by either party upon not less than ten days prior notice to the other party. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.

SECTION  DEFAULT; TERMINATION; REMEDIES.
1.
11.1 In the event that Licensee fails to cure any violation or default by Licensee of or under this Agreement within a reasonable time after written notice thereof is received from Licensor, then, in any such event, Licensor, at its option and without prejudice to any other rights or remedies provided for hereunder or by law or equity, may terminate this Agreement as set forth below.

11.2 Any time after the occurrence of any violation or default and the expiration of any applicable cure period without the violation or default being cured, Licensor may terminate this Agreement by giving Licensee written notice of such termination. Such notice shall specify a date, not less than 15 days after the date of such notice, on which date this Agreement shall terminate as if such date were a date herein specifically fixed for the expiration of this Agreement, and during such period Licensee shall have no further right to cure the violation or default giving rise to the right of termination; provided that if Licensee has contested the grounds for termination by commencing a proceeding, Licensor may not terminate this Agreement unless an order has been entered therein in favor of Licensor and Licensee fails within 30 days to pay, appeal or satisfy such order.

11.3 In the event Licensee shall violate or default under any of the provisions of this Agreement and fail to cure such violation or default within any applicable cure period, Licensor shall have the following rights and remedies, each of which is independent of the other and jointly or severally enforceable, and all of which are in addition to, and not in lieu of, any other rights or remedies available to Licensor under this Agreement or under law or equity:

          a) the right to sue Licensee in any court of competent jurisdiction for money damages suffered by Licensor as a result of Licensee's breach of or default under any of the provisions of this Agreement; and

          a) the right to have this Agreement enforced by injunction, specific performance or other equitable remedy by any court having jurisdiction, it being acknowledged and agreed that any such breach or default will cause irreparable injury to Licensor and that money damages will not provide adequate remedy to Licensor.

11.4 Upon termination of this Agreement, Licensee's right to use in any manner the Marks, or any confusingly similar trademark, service mark, trade name or insignia, shall terminate forthwith. Licensee shall thereupon immediately discontinue the use of the Marks. Licensee shall not thereafter directly or indirectly identify itself in any manner as a licensee of Licensor or of the Marks. Such termination, however, shall not affect the obligations of Licensee to take action or abstain from taking action after the termination hereof as may be provided elsewhere in this Agreement.

SECTION  RELATIONSHIP BETWEEN PARTIES.
1.
12.1 This Agreement does not in any way create the relationship of principal and agent between Licensor and Licensee, and in no circumstances shall Licensee be considered the agent of Licensor, or Licensor be considered the agent of Licensee. Licensee shall not act or attempt to act or represent itself, directly or by implication, as agent of Licensor, or in any manner assume or create or attempt to assume or create any obligation or make any contract, agreement, representation or warranty on behalf or in the name of Licensor, nor shall Licensee act or represent itself as an affiliate of any other authorized licensee of Licensor. Licensor shall not act or attempt to act or represent itself, directly or by implication, as agent of Licensee, or in any manner assume or create or attempt to assume or create any obligation to make any contract, agreement, representation or warranty on behalf or in the name of Licensee, nor shall Licensor act or represent itself as an affiliate of any other authorized licensee of Licensee.

SECTION  MISCELLANEOUS.
1.
13.1 Each party to this Agreement shall pay its own expenses in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby, including the fees of any attorneys, accountants and other representatives and agents engaged by such party.

13.2 This Agreement contains the entire Agreement of the parties with respect to the License granted herein and no representation, inducements, promises or agreements, oral or otherwise, between the parties relative thereto not embodied herein shall be of any force or effect. No failure of any party to exercise any power given it hereunder or to insist upon strict compliance by any other party of any obligation hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver by such party of its right to demand exact compliance with the terms hereof. Waiver by any party of any particular violation or default under this Agreement shall not affect or impair such party's rights with respect to any subsequent violation or default of the same or of a different nature, nor shall any delay or omission on the part of the party to exercise any rights arising from any violation or default affect or impair such party's rights as to such violation or default or any subsequent violation or default of the same or of a different nature.

13.3 If any action at law or in equity, or any arbitration or mediation proceeding, is necessary to enforce or interpret the provisions of this Agreement, then the prevailing party shall be entitled to reasonable attorneys' and experts' charges in addition to any other relief available to such prevailing party.

13.4 If any covenant or other provision of this Agreement is invalid or incapable of being enforced by reason of any rule of law or public policy, all other conditions and provisions of this Agreement shall, nevertheless, remain in full force and effect, and no covenant or provision shall be deemed dependent upon any other covenant or provision unless expressly stated herein.

13.5 Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

13.6 Unless otherwise specifically provided, all notices required or permitted to be given hereunder shall be in writing and (i)Esent by certified or registered mail, with postage thereon prepaid, or (ii)Esent by U.S. Express Mail or Federal Express or other reputable overnight delivery service, as follows:
if to Licensor, addressed to its President at the address set forth in the introductory paragraph of this Agreement, and if to Licensee, addressed to its President at the address set forth in the introductory paragraph of this Agreement, or at such other address as any of the parties shall designate by written notice to the others from time to time. Such notice shall be deemed given upon delivery one business day after mailing, if by overnight delivery service, and two business days after mailing, if by certified or registered mail.

13.7 This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made and performed solely within such State.

13.8 This Agreement shall be binding upon the parties and their respective permitted successors and assigns.

13.9 This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but which counterparts together shall constitute but one and the same instrument.

13.10 All terms and words used in this Agreement, regardless of the number and gender in which they are used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context or sense of this Agreement or any paragraph or clause herein may require, as if such words had been fully and properly written in the appropriate number and gender.

13.11 The various titles of the Sections herein are used solely for convenience and shall not be used for interpreting or constructing any word, clause, paragraph or section of this Agreement.

13.12 As used herein, "Licensor" shall mean Licensor, its subsidiaries and affiliates and "Licensee" shall mean Licensee, its subsidiaries and affiliates.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date set forth below.


KOREA DATA SYSTEMS
(AMERICA), INC.



Date: ___________, 1998  By:_____________________________
                            John Hui, President



RADIUS INC.



Date: ___________, 1998  By:_____________________________
                            Mark Housley, President

                           EXHIBIT 2 TO LICENSE AGREEMENT
                             DATED AS OF _____ __, 199_



                                       DATE
TYPE               U.S. REG. NO.       MARK                 GRANTED